EXHIBIT 10.1

NOTE CANCELLATION AND AMENDMENT TO ASSET AND EQUITY INTERESTS PURCHASE AGREEMENT

This Note Cancellation and Amendment (this “Amendment”), effective as of the 30th day of July, 2024, of that certain 1% non-convertible promissory note, dated May 1, 2024, in the principal amount of $750,000 (the “Note”), issued by Seller to Buyer and to the Asset and Equity Interests Purchase Agreement (the “Agreement”), dated as of December 11, 2023, by and between Elusys Holdings Inc., a Delaware corporation (“Buyer”), and Scorpius Holdings, Inc. (formerly NightHawk Biosciences, Inc.), a Delaware corporation (“Seller”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, Buyer desires to cancel and return the Note to Seller; and

WHEREAS, the parties desire to amend Section 2.1(c) of the Agreement to reduce the Royalty Payments payable thereunder effective upon the cancellation of the Note.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to cancel the Note and amend the Agreement as follows:

1. Cancellation of Note. The Note is hereby cancelled and shall be of no further force or effect, effective as of the date hereof. Buyer agrees to return the Note to Seller.

2. Amendment.  Section 2.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Buyer shall pay to Seller no later than December 31, 2028, a cash payment equal to $2,500,000”

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of Delaware without regard to its choice or conflict of law principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Note Cancellation and Amendment to the Agreement to be duly executed as of the day and year first above written.

SCORPIUS HOLDINGS, INC.

By:	/s/ William Ostrander
Name:	William Ostrander
Title:	Chief Financial Officer

ELUSYS HOLDINGS INC.

By:	/s/ Jeffry Wolf
Name:	Jeffrey Wolf
Title:	President